EXHIBIT B


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                          SECURITIES PURCHASE AGREEMENT

                                      among

                                 MAREX.COM, INC.

                                       and

                       THE PURCHASERS LISTED ON SCHEDULE I


                            Dated as of March 2, 2000




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                          SECURITIES PURCHASE AGREEMENT


           THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of March 2, 2000, among Marex.com, Inc., a Florida corporation (the "Company"), and the various purchasers identified and listed on Schedule I hereto (each referred to herein as a "Purchaser" and, collectively, the "Purchasers").

           WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "Commission") under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"); and

           WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, in the aggregate up to 430,000 shares of the Company's Series A1 Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), which shall have the respective rights, preferences and privileges set forth in the Certificate of Designation (the "Certificate of Designation"), in the form of Exhibit A annexed hereto; and

           WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form of Exhibit B annexed hereto (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

           NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the Company and the Purchasers hereby agree as follows:


                                    ARTICLE I

                    PURCHASE AND SALE OF THE PREFERRED STOCK

           I.1  Purchase and Sale.
                -----------------

               (a) Purchase and Sale on First Closing Date. On the First Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, the number of shares of Preferred Stock set forth next to such Purchaser's name on Schedule I (First Closing) hereto (the "Tranche A Shares") for the purchase price set forth next to such Purchaser's name on Schedule I hereto. The Certificate of Designation shall be approved by the Purchasers and the Company's Board of Directors and shall be filed on or prior to the First Closing Date by the Company with the Secretary of State of the State of Florida.

               (b) Purchase and Sale on Second Closing Date. On the Second Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, the number of shares of Preferred Stock set forth next to such Purchaser's name on Schedule I (Second Closing) hereto (the "Tranche B Shares") for the purchase price set forth next to such Purchaser's name on Schedule I hereto.

           I.2  Closing.
                -------

               (a) The First Closing. The closing of the purchase and sale of the Tranche A Shares (the "First Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and/or overnight courier, immediately following the execution hereof, or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "First Closing Date"). At the First Closing:

                     (i) Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on Schedule I in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

                     (ii) The Company shall deliver to each Purchaser a certificate(s) representing the number of Tranche A Shares purchased by such Purchaser as set forth on Schedule I hereto; and

                     (iii) The parties shall execute and deliver each of the documents referred to in Section 4.1.

               (b) The Second Closing. Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, the purchase and sale of the Tranche B Shares (the "Second Closing") shall take place on the earlier to occur of (i) the date that the Common Stock of the Company is listed for trading on the NASDAQ SmallCap or National Market or (ii) the date which is 60 days from the First Closing Date (the "Second Closing Date"); provided, that in no case shall the Second Closing take place if the conditions listed in Section 4.2 have not been satisfied or waived by the appropriate party. At the Second Closing:

                     (i) Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on Schedule I in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

                     (ii) The Company shall deliver to each Purchaser a certificate(s) representing the number of Tranche B Shares purchased by such Purchaser as set forth on Schedule I hereto; and


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


                     (iii) The parties shall execute and deliver each of the documents referred to in Section 4.2.

               (c) Company's Damages. In the event that the conditions set forth in Section 4.2 have been satisfied or waived but any Purchaser shall not have delivered to the Company the purchase price for such Purchaser's Tranche B Shares on or prior to the third (3rd) Business Day after the Second Closing Date, in addition to any other remedies available to the Company, the Conversion Price (as defined in the Certificate of Designation) with respect to such Purchaser's Tranche A Shares shall be automatically increased, with no action required on the part of the Company (other than a Company notice to such Purchaser with respect to such adjustment), from $13.00 per share to $16.00 per share (subject to adjustment for any stock splits, stock combinations or similar transactions).


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

           II.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each of the
Purchasers:

               (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on Schedule 2.1(a), the Company has no subsidiaries (collectively, the "Subsidiaries"). Each of the Subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the majority of such entity's capital stock or holds an equivalent equity or similar interest) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined in Section 2.1(b)) or any of the transactions contemplated hereby or thereby, (y) have or result in a material adverse effect on the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (z) impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect").

               (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Certificate of Designation and the Registration Rights Agreement (collectively, the "Transaction Documents"), and


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otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith. This Agreement and each of the Transaction Documents have been duly executed by the Company and, when delivered in accordance with the terms hereof or thereof, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

               (c) Capitalization. As of the date hereof, the authorized and issued capital stock of the Company and its Subsidiaries and the ownership thereof is as set forth in Schedule 2.1(c). All of such outstanding shares of capital stock have been, or upon issuance will be, duly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as disclosed in Schedule 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens, claims or encumbrances suffered or permitted by the Company, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any Transaction Document, (ii) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding debt securities of the Company or any of its Subsidiaries, (iv) there are no contracts, commitments, understandings, agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares of Preferred Stock or upon the conversion of the Preferred Stock,
(vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements, or any similar plan or agreement and (viii) except as specifically disclosed in the SEC Documents (as defined in Section 2.1(k) hereof), no Person or group of related Persons beneficially owns (as determined


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

pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). As used herein, "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               (d) Authorization, Validity and Issuance of Shares. Prior to the Closing Date the Certificate of Designation has been filed with the Secretary of State of the State of Florida. The shares of Common Stock issuable upon conversion of the Preferred Stock (the "Underlying Shares") are and will at all times hereafter continue to be duly authorized and reserved for issuance and the shares of Common Stock issued upon conversion of the Preferred Stock (the "Conversion Shares") will be validly issued, fully paid and non-assessable, free and clear of all liens, claims, encumbrances, other than rights created by the Transaction Documents and liens, claims and encumbrances created by the Purchasers (collectively, "Liens") and will not be subject to any preemptive or similar rights.

               (e) No Conflicts. The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Conversion Shares) do not and will not (i) conflict with or violate any provision of the Company's Amended and Restated Articles of Incorporation as amended and in effect on the date hereof (the "Articles of Incorporation"), the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), or other organizational documents of the Company or any of its Subsidiaries, (ii) subject to obtaining the consents referred to in
Section 2.1(f), conflict with, or constitute a breach or a default (or an event which with notice or lapse of time or both would become a default) under, or give to other Persons any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, license or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries, or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               (f) Consents and Approvals. Except as specifically set forth on
Schedule 2.1(f), neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement or any of the Transaction Documents, other than (i) the filing of a registration statement with the Commission, which shall be filed in


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accordance with and in the time periods set forth in the Registration Rights
Agreement, (ii) any filings, notices or registrations under applicable state securities laws and (iii) the approval of the Company's Board of Directors and the filings of the Certificate of Designation with the Secretary of State of the State of Florida, which filing and approval shall be effected on or prior to the Closing Date (together with the consents, waivers, authorizations, orders, notices and filings referred to on Schedule 2.1(f), the "Required Approvals").

               (g) Litigation; Proceedings. Except as specifically set forth on
Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) or any arbitrator, which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or any of the Transaction Documents, (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (iii) if adversely decided, could reasonably be expected to have a material adverse effect on the issuance or conversion of the Preferred Stock or the Conversion Shares, or the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

               (h) No Default or Violation. Neither the Company nor any of its Subsidiaries is (i) in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound, (ii) to its knowledge, in violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court, arbitrator or governmental authority applicable to it or any law, statute, ordinance, rule or regulation of any governmental authority to which it is subject or (iii) in violation of any of the provisions of its Articles of Incorporation, Bylaws or other charter documents such that any right of a holder of the Preferred Stock would be affected. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule or regulation of any governmental authority, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

               (i) Disclosure; Absence of Certain Changes. None of this Agreement, the Schedules to this Agreement, the Transaction Documents, the SEC Documents or any other written or formally presented information, report, financial statement, exhibit, schedule or document furnished by or on behalf of the Company in connection with the negotiation of the transactions contemplated hereby contained, contains, or will contain at the time it was or is so furnished, any untrue statement of a material fact or omitted, omits or will omit at such time to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(i) or in SEC Documents filed since September 30, 1999, (i) no event has occurred that is not reflected in the Company's financial statements which has or reasonably could be expected to have a Material Adverse Effect or (ii) which would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the


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Commission relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

               (j) Private Offering; Solicitation. The Company and, to the knowledge of the Company, all Persons acting on its behalf have not (i) made, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Preferred Stock, the Conversion Shares or the issuance of such securities under the Securities Act, (ii) distributed any offering materials in connection with the offering and sale of the Preferred Stock other than the SEC Documents, the Schedules to this Agreement, any amendments and any supplements thereto, or (iii) solicited any offer to buy or sell the Preferred Stock by means of any form of general solicitation or advertising (as those terms are used in Rule 502(c) of Regulation D under the Exchange Act) in a manner which would require registration under the Securities Act. The offer, issuance and sale of the Preferred Stock and the Conversion Shares to the Purchasers will not be integrated with any other offer, sale and issuance of the Company's securities (past or current) in violation of the Securities Act or any regulations of any exchange or automated quotation system on which any of the securities of the Company are listed, quoted or designated or for purposes of any stockholder approval provision applicable to the Company or its securities. Subject to the accuracy and completeness of the representations and warranties of the respective Purchasers contained in Section 2.2 hereof, the offer, issuance and sale by the Company to the Purchasers of the Preferred Stock and the Underlying Shares is exempt from the registration requirements of the Securities Act.

               (k) SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries are subject and which are required to be filed as exhibits to the SEC Documents have been filed as exhibits to the SEC Documents as required and neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party is in breach of any such agreement. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United


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States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2.1(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading.

               (l) Investment Company. The Company is not, and is not controlled by or under common control with an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended. As used herein, "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.

               (m) Broker's Fees. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker or bank, other than as set forth in Schedule 2.1(m). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

               (n) Financial Statements. The Company has delivered to the Purchasers the balance sheet of the Company as of September 30, 1999 and the related statement of income, changes in stockholders' equity, and cash flow for the period then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as of September 30, 1999 and for the periods referred to in such financial statements, in accordance with United States generally accepted accounting principals ("GAAP"), and the financial statements referred to in this Section reflect the consistent application of such accounting principles throughout the period involved except as may be otherwise specified in such financial statements or the notes thereto. Except as set forth on Schedule 2.1(n) hereof, no financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

               (o) Listing and Maintenance Requirements Compliance. The principal market on which the Common Stock is currently traded is the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "OTCBB"). Except as disclosed on Schedule 2.1(o), the Company has not, since the initial listing of its Common Stock on the OTCBB, received notice (written or oral) from the OTCBB to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is not in default under or in violation of any of the


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listing or quotation requirements of the OTCBB as in effect on the date hereof and the Company is not aware of any facts which could reasonably lead to delisting or suspension of the Common Stock by the OTCBB. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company believes it will be in compliance with all such listing and maintenance requirements.

               (p) Intellectual Property Rights. The Company and each of its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, "Intellectual Property Rights") which are necessary for use in connection with their respective businesses as now conducted and as described in the SEC Documents. Except as set forth on Schedule 2.1(p), none of the Intellectual Property Rights of the Company or any of its Subsidiaries has expired or terminated, or is expected to expire or terminate within two (2) years from the date of this Agreement. Neither the Company nor any of its Subsidiaries has received any notice (written or oral) indicating that it has infringed or is infringing on any of the Intellectual Property Rights of any other Person and, except as set forth on Schedule 2.1(p), there is no claim, action or proceeding which has been made or brought or alleged against, or to the knowledge of the Company and its Subsidiaries, is being made, brought or threatened against, the Company or any of its Subsidiaries regarding the infringement of any of the Intellectual Property Rights of the Company or any of its Subsidiaries, and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

               (q) Tax Status; Firpta. Except as set forth on Schedule 2.1(q), the Company and each of its Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith (which are set forth on Schedule 2.1(q) hereof), and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

               (r) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(r) hereto, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied and (ii) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document.

               (s) Title. Except as disclosed on Schedule 2.1(s), the Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and, to the best knowledge of the Company and its Subsidiaries, enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

               (t) Permits. The Company and each of its Subsidiaries possess all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and there is no claim, action or proceeding pending, or, to the knowledge of the Company or its Subsidiaries, threatened, relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor any of the Subsidiaries is in conflict with, in default under or in violation of any Material Permit.

               (u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that would not materially and adversely affect the business, operations, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

               (v) Internal Accounting Controls. The Company has retained Arthur Andersen LLP as the Company's auditors.

               (w) Transactions With Affiliates. Except as set forth on Schedule 2.1(w), and other than the granting of stock options and documents disclosed on
Schedule 2.1(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real property or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any Person in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

               (x) Application to Takeover Protection. None of the transactions contemplated by this Agreement and the Transaction Documents, including the conversion of the Preferred Stock, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

               (y) Environmental Laws. Except as set forth on Schedule 2.1(y), the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or other approvals except where the failure to comply with any of the foregoing would not result in a Material Adverse Effect.

               (z) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated (or is in violation of) any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

               (aa) Form S-3 Eligibility. The Company is eligible to register securities (including the Underlying Shares) for resale with the Commission under Form S-3 (or appropriate successor form) promulgated under the Securities Act.

               (bb) Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Preferred Stock. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Preferred Stock in accordance with this Agreement and the Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

               (cc) Acknowledgment Regarding Purchasers' Purchase of the Preferred Stock. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchase of the Preferred Stock. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

               (dd) Solvency. Except as set forth on Schedule 2.1(dd), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

               (ee) Other Agreements. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms and conditions of the transactions contemplated by this Agreement and the Transaction Documents except as set forth in this Agreement and the Transaction Documents.

           II.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company (as to itself) as follows:

               (a) Organization; Authority. Such Purchaser is a corporation or a limited duration company or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Preferred Stock has been duly authorized by all necessary action on the part of such Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and constitute the valid and legally binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

               (b) Investment Intent. Such Purchaser is acquiring the Preferred Stock for its own account and not with a present view for distributing or reselling the Preferred Stock, the Conversion Shares or any part thereof or interest therein in violation of the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Preferred Stock or the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Stock and the Conversion Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

               (c) Purchaser Status. At the time such Purchaser was offered the Preferred Stock, and at the Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act and (ii) such

Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock.

               (d) Reliance. Such Purchaser understands and acknowledges that
(i) the Preferred Stock is being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance.

               (e) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock which have been requested by such Purchaser or its advisors. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 2.1 above or representations and warranties of the Company contained in any other Transaction Document. Such Purchaser understands that its investment in the Preferred Stock involves a significant degree of risk.

               (f) Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Preferred Stock.

               (g) Residency. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on Schedule II hereto.

           The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2. The Company further acknowledges that the Purchasers, collectively, are not acting as a group pursuant to Rule 13-d of the Exchange Act.


                                   ARTICLE III

                                OTHER AGREEMENTS

           III.1 Transfer Restrictions; Legend.
                 -----------------------------

               (a) Transfer Restrictions. If any Purchaser should decide to dispose of the Preferred Stock or the Conversion Shares held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, pursuant to an available exemption from the registration requirements of the Securities Act or Rule 144 promulgated under the Securities Act ("Rule 144") or to the Company. In connection with any transfer or disposition of any Preferred Stock or Conversion Shares other than pursuant to an effective registration statement, Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that such transfer or disposition does not require registration of such transferred securities under the Securities Act; provided, however, that if the Preferred Stock or Conversion Shares may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required from the Purchaser if such Purchaser provides reasonable assurances that such security can be sold pursuant to Rule 144(k). Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by any Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall also agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Transaction Documents. In addition, if a Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Preferred Stock and the Conversion Shares may be made without registration under the Securities Act, or the Purchaser provides the Company with reasonable assurances that the Preferred Stock and the Conversion Shares can be sold pursuant to Rule 144(k), the Company shall permit the transfer. Notwithstanding the foregoing or anything else contained herein to the contrary, the Preferred Stock and the Conversion Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

               (b) Legend. Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Preferred Stock and the Conversion Shares:

                      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

               The Conversion Shares shall not contain the legend set forth above (or any other legend) (i) at any time while a registration statement is effective under the Securities Act covering such security, (ii) if, in the written opinion of counsel to the Company experienced in the area of United States securities laws, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) if such Conversion Shares may be sold pursuant to Rule 144. The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing the Conversion Shares, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request and delivery of such certificate or certificates to the Company by such Purchaser, reissue to such Purchaser such certificate or certificates free of any legend.

           III.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1, except as required by law.

           III.3 Furnishing of Information. As long as any Purchaser owns the Preferred Stock or the Conversion Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers (but not to such Purchaser's transferees, if any) and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. As long as any Purchaser owns the Preferred Stock or the Conversion Shares during any time when the Company is required to register its Common Stock under Section 12(b) or
Section 12(g) of the Exchange Act or to file reports pursuant to Section 13, 14, or 15(d) of the Exchange Act, then the Company will cause the Common Stock to continue at all times to be registered under Section 12(b) or Section 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and promptly furnish, but in no event later than two (2) business days after the filing thereof with the Commission, the Purchasers with true and complete copies of all such filings (unless filed by EDGAR), and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations and will make and keep public information available, as those terms are defined in Rule 144. The Company further covenants that it will take such further action as any holder of the Preferred Stock or the Conversion Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Preferred Stock or the Conversion Shares, without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

           III.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall (a) qualify the Conversion Shares under the securities or "blue sky" laws of such jurisdictions as the Purchasers may request (or to obtain an exemption from such qualification), (b) provide evidence of any such action so taken to each Purchaser on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement) and (c) continue such qualification at all times through the resale of all Conversion Shares.

           III.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Stock or the Conversion Shares in a manner that would require the registration under the Securities Act of the sale to any Purchaser of the Preferred Stock or the Conversion Shares or cause the offering of such securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

           III.6 Registration and Reservation of Conversion Shares.

               (a) The Company shall, as promptly as possible after the filing of its 1999 annual report on Form 10-K, prepare and file with the NASDAQ SmallCap Market, or any other nationally recognized exchange or market quotation system, a share listing application for the listing of the Company's Common Stock (including the Underlying Shares), (ii) take all commercially reasonably steps necessary to cause the Common Stock (including the Underlying Shares) to be approved for listing or quotation on such market or quotation system as soon as possible thereafter, (iii) if so listed, take all commercially reasonably steps necessary to maintain, so long as any Purchaser owns shares of (or shares convertible into) Common Stock, such listing of all such Underlying Shares and
(iv) provide to the Purchasers evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action that may result in the delisting or suspension of the Common Stock on any other national securities exchange or automated quotation system on which the shares are then listed. The Company shall promptly provide to each Purchaser (but not to any transferee of the Purchasers) copies of any notices it receives from any national securities exchange or automated quotation system on which the shares are then listed regarding the continued eligibility of the Common Stock for listing on such exchange or quotation system, so long as such notice does not include material, non-public information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.6(a).

               (b) Registration of Shares. The number of shares of Common Stock initially included in the Initial Registration Statement (as defined in the Registration Rights Agreement) shall be determined pursuant to Section 2(a) of the Registration Rights Agreement.

               (c) Reservation of Shares. The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for 100% of the full conversion of the outstanding Preferred Stock. Shares of Common Stock reserved for issuance upon conversion of the Preferred Stock shall be allocated pro rata to each of the Purchasers in accordance with the amount of Preferred Stock issued and delivered to such Purchaser at the Closing. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover 100% of the number of Conversion Shares issued and issuable upon conversion of the Preferred Stock (based on the Conversion Price (as defined in the Certificate of Designation) of the Preferred Stock in effect from time to time) without regard to any limitation on conversions, the Company will promptly take all corporate action necessary to authorize and reserve 100% of such shares pursuant to Section 3(b) of the Registration Rights Agreement, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 3.6(c), in the case of an insufficient number of authorized shares, and using its commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares.

           III.7 Notice of Breaches and Violations; Purchaser Default.

               (a) Notice of Breach. The Company and each Purchaser shall give prompt written notice to each other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Transaction Documents, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date; provided such notice will not constitute material non-public information. However, no disclosure by any party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Transaction Documents.

               (b) Notice of Violation. Notwithstanding the generality of
Section 3.7(a), the Company shall promptly notify (provided such notification will not constitute material non-public information) each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any of its Subsidiaries to the effect that the consummation of the transactions contemplated hereby and by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company or any of its Subsidiaries, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

               (c) Purchaser Default. The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Transaction Documents shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser.

           III.8 Form D. The Company agrees to file a Form D with respect to the Preferred Stock as required by Rule 506 under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing.

           III.9 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Stock for working capital, expansion of its business and general corporate purposes.

           III.10 Transactions with Affiliates. So long as any shares of Preferred Stock or any Conversion Shares are held by any Purchaser, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any of its Subsidiaries to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors or persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or any individual related by blood, marriage or adoption to any such individual or with any Person in which any such Person owns a 5% or more beneficial interest (each, a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arm's length basis on terms no less favorable than terms which would have been obtainable from a Person other than such Related Party or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. For purposes hereof, "Affiliate" means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% or more equity interest in that Person, (ii) has 5% or more common ownership with that Person, (iii) controls that Person or (iv) shares common control with that Person. "Control" or "Controls" for purposes of this Section only means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

           III.11 Transfer Agent Instructions. At the Closing, the Company shall issue instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each such Purchaser or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Purchaser to the Company in a form acceptable to such Purchasers (the "Transfer Agent Instructions"). The Company warrants that, except as otherwise required by law, no instruction other than the Transfer Agent Instructions referred to in this Section 3.11, and stop transfer instructions to give effect to Section 3.1 hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the Securities Act) will be given by the Company to its transfer agent and that the Preferred Stock or the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.11 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.11, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer without the necessity of showing economic loss and without any bond or other security being required.

           III.12 Ordinary Course Brokerage and Trading. Subject to compliance with all applicable securities laws and the OTCBB and any agreements between the Company and such Purchaser, no Purchaser shall be prohibited from engaging in its ordinary course brokerage and trading activities in respect of the Common Stock; provided, that the personnel engaged in such activities shall not then be in possession of material non-public information with respect to the Company.

           III.13 Commercially Reasonable Efforts. Each of the parties hereto shall use its commercially reasonable efforts to satisfy each of the conditions to be satisfied by it as provided in Article IV of this Agreement.

           III.14 INTENTIONALLY OMITTED.

           III.15 Press Release; Filing of Form 8-K. Subject to the provisions of Section 6.10 hereof, prior to the opening of the OTCBB on March 7, 2000, the Company shall file a press release in form and substance acceptable to the Purchasers. On or before the third (3rd) business day following the First Closing Date or Second Closing Date, as applicable, the Company shall file a Form 8-K with the Commission describing the terms of the transaction contemplated by this Agreement and the Transaction Documents in the form required by the Exchange Act.

           III.16 Seniority; Exclusivity. No class of equity securities of the Company shall rank senior to the Preferred Stock in dividend payment or in right of payment, whether upon liquidation, dissolution, winding up or otherwise. So long as any Preferred Stock issued hereunder remains outstanding, the Company shall not exchange, redeem or convert any of the Company's capital stock for indebtedness, including convertible debt, of the Company. So long as any Preferred Stock issued hereunder remains outstanding, the Company shall not issue and sell any shares of its Series A1 Preferred Stock without the prior written consent of the Purchasers then holding a majority of the Preferred Stock issued hereunder.

           III.17 Material Information. The Company covenants that any information provided by the Company to the Purchasers and their agents or counsel which could be deemed to constitute material non-public information will cease to be material non-public information (either through disclosure by the Company or otherwise) by June 30, 2000.



                                   ARTICLE IV

                                   CONDITIONS

           4.1  First Closing.
                -------------

               (a) Conditions Precedent to the Obligation of the Company to Sell the Preferred Stock at the First Closing. The obligation of the Company to sell the Preferred Stock at the First Closing is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, on the First Closing Date, of each of the following conditions:

                     (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date when made (except for representations and warranties that speak as of a specific date) and as of the First Closing Date;

                     (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the First Closing Date (including payment of such Purchaser's purchase price); and

                     (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or shall be pending by or before any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

               (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Preferred Stock at the First Closing. The obligation of each Purchaser to acquire and pay for the Preferred Stock at the First Closing is subject to the satisfaction or waiver (with prior written notice to the Company and each other Purchaser) by such Purchaser, on the First Closing Date, of each of the following conditions:

                     (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in each of the Transaction Documents shall be true and correct in all respects as of the date when made (except for representations and warranties that speak as of a specific date) and as of the First Closing Date;

                     (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the First Closing Date;

                     (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or shall be pending by or before any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

                      (iv) Listing of Common Stock. The Common Stock shall be listed or quoted for trading on the OTCBB;

                      (v) Required Approvals. All Required Approvals shall have been obtained and copies thereof delivered to such Purchaser;

                      (vi) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon conversion of the Preferred Stock;

                      (vii) Transfer Agent Instructions. The Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered to and acknowledged in writing by the Company's transfer agent with a copy forwarded to each Purchaser; and

                      (viii) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) and in a form reasonably acceptable to each Purchaser (the "Resolutions").

               (c) Documents and Certificates. At the First Closing, the Company shall have delivered to the Purchasers the following in form and substance reasonably satisfactory to the Purchasers:

                      (i) Opinion. An opinion of the Company's legal counsel, substantially in the form attached hereto as Exhibit C, dated as of the First Closing Date;

                     (ii) Certificate. A certificate or certificates representing the number of shares of Preferred Stock purchased by such Purchaser at the First Closing as set forth next to such Purchaser's name on Schedule I (First Closing) hereto, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

                      (iii) Registration Rights. The Company shall have executed and delivered the Registration Rights Agreement, substantially in the form of Exhibit B hereto;

                      (iv) Officer's Certificate. An Officer's Certificate dated the First Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the First Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the First Closing Date;

                      (v) Secretary's Certificate. A Secretary's Certificate dated the First Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying that (A) attached thereto is a true and complete copy of the Articles of Incorporation of the Company, as in effect on the First Closing Date, (B) attached thereto is a true and complete copy of the Bylaws of the Company, as in effect on the First Closing Date and (C) attached thereto is a true and complete copy of the Resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and of the Transaction Documents, and that such Resolutions have not been modified, rescinded or revoked;

                      (vi) Articles of Incorporation. The Company shall have delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary, in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten (10) days of the First Closing Date. The Company shall have delivered to each of the Purchasers a copy of its Amended and Restated Articles of Incorporation as certified by the Secretary of State of the State of Florida within ten (10) days of the First Closing Date;

                      (vii) Certificate of Designation. The Certificate of Designation shall have been duly approved by the Company's Board of Directors and filed with the Secretary of State of the State of Florida, and the Company shall have delivered a copy thereof to the Purchaser certified as filed by the office of the Secretary of State of the State of Florida;

                      (viii) Transfer Agent Letter. The Company shall have delivered to each Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five business days of the First Closing Date; and

                      (ix) Other Documents. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or their counsel may reasonably request.

           IV.1 Second Closing.

               (a) Conditions Precedent to the Obligation of the Company to Sell the Preferred Stock at the Second Closing. The obligation of the Company to sell the Preferred Stock hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Second Closing Date, of each of the following conditions:

                     (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date when made (except for representations and warranties that speak as of a specific date) and as of the Second Closing Date;

                     (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Second Closing Date (including payment of such Purchaser's purchase price); and

                     (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or shall be pending by or before any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

               (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Preferred Stock at the Second Closing. The obligation of each Purchaser hereunder to acquire and pay for the Preferred Stock at the Second Closing is subject to the satisfaction or waiver (with prior written notice to the Company and each other Purchaser) by such Purchaser, on or before the Second Closing Date, of each of the following conditions:

                      (i) First Closing. The First Closing shall have occurred;

                      (ii) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in each of the Transaction Documents shall be true and correct in all respects as of the date when made (except for representations and warranties that speak as of a specific date) and as of the Second Closing Date;

                     (iii) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date;

                     (iv) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or shall be pending by or before any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

                     (v) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended at any time after the First Closing Date by the Commission or by the OTCBB or other national market or quotation system on which the Common Stock is then listed for a period of more than three (3) consecutive business days (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

                     (vi) Listing of Common Stock. The Common Stock (including the Conversion Shares underlying the Tranche A Shares) shall be listed for trading on the OTCBB, the NASDAQ SmallCap Market, the NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange, and the Company shall have obtained the approval from such market for the listing, if applicable, of the number of shares of Common Stock underlying the Preferred Stock as of the Second Closing Date;

                      (vii) Required Approvals. All Required Approvals shall have been obtained and copies thereof delivered to such Purchaser;

                      (viii) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon conversion of the Preferred Stock;

                      (ix) Registration Statements for Underlying Shares of Preferred Stock Issued at the First Closing. The registration statement with respect to the Underlying Shares of the Preferred Stock sold at the First Closing shall have been filed with the Securities and Exchange Commission; provided, however, that if the Second Closing occurs on a date which is earlier than sixty (60) days from the First Closing Date this condition shall be waived by the Purchasers and the Company shall covenant to file such registration statement within sixty (60) days from the First Closing Date;

                      (x) Management. There shall have been no changes in the position or responsibilities of the Chief Executive Officer of the Company;

                      (xi) Change of Control. No Change of Control shall have occurred between the date hereof and the Second Closing Date. As used herein, "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or

           "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors that is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Company with or into another Person, unless following such transaction, the holders of the Company's securities continue to hold at least a majority of such securities following such transaction, (iv) the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in clauses (i), (ii),
           (iii) or (iv);

                      (xii) No Charter Amendments. The Company shall have not amended its Bylaws or Articles of Incorporation in any manner that adversely affects the Purchasers, and the Company shall not have amended or altered its Certificate of Designation in any manner; and

                      (xiii) Closing Bid Price. The closing bid price of the Company's Common Stock shall be equal to or greater than $13.00 per share on the Second Closing Date, subject to adjustment for any stock splits or other similar transactions.

               (c) Documents and Certificates. At the Second Closing, the Company shall have delivered to the Purchasers the following in form and substance reasonably satisfactory to the Purchasers:

                      (i) Opinion. An opinion of the Company's legal counsel, substantially in the form attached hereto as Exhibit C, dated as of the Second Closing Date;

                      (ii) Security. A certificate or certificates representing the number of shares of Preferred Stock purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I (Second Closing) hereto, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

                      (iii) Officer's Certificate. An Officer's Certificate dated the Second Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Second Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Second Closing Date;

                      (iv) Secretary's Certificate. A Secretary's Certificate dated the Second Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying that the Articles of Incorporation, Bylaws and Resolutions adopted by the Board of Directors with respect to the First Closing have not been rescinded or revoked, and have not been amended or modified in any manner except as specifically set forth therein;

                      (v) Transfer Agent Letter. The Company shall have delivered to each Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Second Closing Date; and

                      (vi) Documents. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or their counsel may reasonably request.


                                    ARTICLE V

                                 INDEMNIFICATION

           5.1  Indemnification.
                ---------------

               (a) Indemnification. In addition to all of the Company's other obligations under this Agreement and the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser, its Affiliates and their successors and assigns (in accordance with the provisions of Section 6.5 hereof), each other holder of the Conversion Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs (as incurred), penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including interest, penalties and attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any breach of any representation or warranty made by the Company in this Agreement or in any of the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby,
(ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any of the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made or threatened, other than by the Company, against such Indemnitee and arising out of or resulting from (A) the execution, delivery, registration, performance or enforcement of this Agreement or any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock or (C) solely the status of such Purchasers or holder of the Preferred Stock or the Conversion Shares as an investor in the Company. The indemnification obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of the Purchasers and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such

Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or Person in connection with the transactions contemplated by this Agreement and the Transaction Documents. Notwithstanding anything to the contrary set forth herein, each of the Purchasers, severally and not jointly, agrees to indemnify the Company for any Indemnified Losses incurred by the Company which (i) is caused by a breach by such Purchaser of any of its representations and warranties set forth in Section 2.2 hereof and (ii) results in a violation by the Company of any federal securities laws applicable to it. To the extent that the foregoing undertakings by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (b) Indemnification Payments. All fees and expenses (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such actions, causes of action, suits, claims or other proceedings in a manner not inconsistent with this Section) of the Indemnitees shall be paid to the Indemnitees as incurred, within ten (10) business days of written notice thereof to the Company, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnitee is not entitled to indemnification hereunder; provided, that the Company may require such Indemnitee to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnitee is not entitled to indemnification hereunder).


                                   ARTICLE VI

                                  MISCELLANEOUS

           VI.1 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Transaction Documents, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

           VI.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by or before 5:30 p.m. Eastern Time where such notice is received) or the first (1st) business day following such delivery (if received after 5:30 p.m. Eastern Time where such notice is received) or (iii) one (1) business day after deposit with a nationally recognized overnight courier, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                      If to the Company:

                                 Marex.com, Inc.
                                 2701 S. Bayshore Drive
                                 Fifth Floor
                                 Coconut Grove, Florida  33133
                                 Telephone:(305) 285-2003
                                 Facsimile:(305) 285-0001
                                 Attention: Kenbian Ng, Chief Financial Officer

                      with a copy to:

                                 Greenberg Traurig, P.A.
                                 1221 Brickell Ave.
                                 Miami, Florida  33131
                                 Telephone:(305) 579-0500
                                 Facsimile (305) 579-0717
                                 Attention:Sheida R. Sahandy, Esq.


           If to Brown Simpson Strategic Growth Fund L.P. or Brown Simpson Strategic Growth Fund, Ltd., to:

                                Brown Simpson Asset Management, LLC
                                152 West 57th Street, 40th Floor
                                New York, New York 10029
                                Telephone:(212) 247-8200
                                Facsimile:(212) 247-1329
                                Attention:Peter D. Greene

                     with a copy to:

                                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                590 Madison Avenue
                                New York, New York  10022
                                Telephone: (212) 872-1000
                                Facsimile: (212) 872-1002
                                Attention: James E. Kaye, Esq

                     If to Royal Bank of Canada to:

                                c/o RBC Dominion Securities
                                One Liberty Plaza - 2nd Floor
                                165 Broadway
                                New York, New York  10006-1404
                                Facsimile: (212) 858-7402
                                Attention: Vice President, Global Middle Office
                     and to:  Roger Blissett
                                Telephone: (212) 858-7119
                                Facsimile: (212) 858-7468

                     If to LB I Group Inc. to:

                                c/o Lehman Brothers, Inc.
                                3 World Financial Center
                                New York, New York  10285
                                Telephone: (212) 526-6957
                                Facsimile: (212) 526-2199
                                Attention: Steve Weinstein

                     If to Genmar Holdings, Inc. to:

                                Genmar Holdings, Inc.
                                100 South 5th Street, Suite 2400
                                Minneapolis, MN  55402
                                Telephone:(612) 339-7900
                                Facsimile:(612) 337-1931
                                Attention: Roger Cloutier II

                     with a copy to:

                                Mary P. McConnell,
                                Senior Vice President and General Counsel
                                Telephone: (612) 339-7900
                                Facsimile: (612) 337-1931


                     If to Marshall Marex L.P. to:

                                Marshall Marex L.P.
                                901 North Third Street
                                Minnesota, Minneapolis  55401
                                Telephone:(612) 338-1807
                                Facsimile:(612) 338-2409
                                Attention: Dennis Mathisen
                                           Marshall Financial Group

                     with a copy to:

                                Dorsey & Whitney
                                Pillsbury Center South
                                220 South 6th Street
                                Minneapolis, Minnesota 55402
                                Telephone: (612) 340-2722
                                Facsimile: (612) 340-8738
                                Attention: Bill Payne

                     If to Ford Allen Fund-I, L.P. to:

                                Ford Allen Fund-I, L.P.
                                c/o Ford Allen, Inc.
                                550 Brickell Ave., Penthouse II
                                Miami, Florida  33131
                                Telephone:(305) 379-6300
                                Facsimile:(305) 379-6309
                                Attention: Clifford Grossman

                     with a copy to:

                                Greenberg Traurig, P.A.
                                1221 Brickell Ave.
                                Miami, Florida  33131
                                Telephone:(305) 579-0500
                                Facsimile (305) 579-0717
                                Attention:Sheida R. Sahandy, Esq.

                       If to Asiacommerce LLC  to:

                                9 West Halkin Street
                                London, England SW1X  8JL
                                Facsimile:011-44-171-235-2878
                                Attention:Clive Ng

Each party shall provide written notice to the other parties of any change in address or facsimile number in accordance with the provisions hereof.

           VI.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom a waiver of any such provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

           VI.4 Headings. The table of contents, titles and headings contained herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

           VI.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder prior to the Second Closing Date without the prior written consent of each of the Purchasers. No Purchaser may assign this Agreement or any rights or obligations hereunder (except to an Affiliate thereof) prior to the Second Closing Date without the prior written consent of the Company. This provision shall not limit a Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or the Transaction Documents.

           VI.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

           VI.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

           VI.8 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1 and 2.2, the agreements and covenants set forth in Article III, and the indemnification provisions set forth in
Article V, shall survive the Closing and any conversion of the Preferred Stock regardless of any investigation made by or on behalf of the Purchasers or by or on behalf of the Company, except that, in the case of representations and warranties such survival shall be limited to the period of two (2) years following the Closing Date on which they were made or deemed to have been made (other than with respect to any claim by a third party against the party to this Agreement who seeks to assert a claim based on such representations and warranties). This Section shall have no effect on the survival of the indemnification provisions of the Registration Rights Agreement.

           VI.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

           VI.10 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent. The Purchasers and their affiliated companies shall not have the right to use in its advertising, marketing or other similar materials, the Company's logo and trademarks or all or any parts of the Company's press releases that focus on the transactions contemplated hereby forming the subject matter of this Agreement or which make reference to the transactions contemplated hereby without the prior written consent of the Company for each such advertising run and each renewal thereof.

           VI.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

           VI.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance of the obligations of the Company and each Purchaser, respectively, under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. The Company and each of the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

           VI.13 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of Person, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

           VI.14 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to the Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

           VI.15 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

           VI.16 Fees and Expenses. Except as set forth in the Registration Rights Agreement, each party shall pay the reasonable fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay to Brown Simpson Asset Management only up to an aggregate fee of $20,000 at the First Closing Date. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Stock pursuant hereto.

           VI.17 Notice to Florida Purchasers. THE FLORIDA SECURITIES ACT PROVIDES, WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, THAT ANY SALE MADE PURSUANT TO SUBSECTION 517.061(11) OF THE FLORIDA SECURITIES ACT SHALL BE VOIDABLE BY SUCH FLORIDA PURCHASER EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER OR AN AGENT OF THE ISSUER, OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

                            [SIGNATURE PAGES FOLLOW]

           IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                MAREX.COM, INC.

                                By: /s/ David A. Schwedel
                                   ------------------------------------
                                     Name: David A. Schwedel
                                     Title: CEO & President

                                BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.

                                By: Brown Simpson Asset Management, LLC

                              By: /s/ Peter Greene
                                   ------------------------------------
                                     Name: Peter Greene
                                     Title: Managing Principal




                                BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.

                                By:  Brown Simpson Capital, LLC
                                     its general partner

                              By: /s/ Peter Greene
                                   ------------------------------------
                                     Name: Peter Greene
                                     Title: Managing Principal

                              ROYAL BANK OF CANADA

                                  By its Agent

                                RBC Dominion Securities Corporation

                                By: /s/ Mark A. Standish
                                   ------------------------------------
                                     Name: Mark A. Standish
                                     Title: Managing Director



                                By: /s/ Roger A. Blissett
                                   ------------------------------------
                                     Name: Roger A. Blissett
                                     Title: Vice President, Deputy
                                            General Counsel

                                LB I GROUP INC.

                                By: /s/ Steven L. Berkenfeld
                                   ------------------------------------
                                     Name: Steven L. Berkenfeld
                                     Title: Senior Vice President

                                 MARSHALL MAREX L.P.



                                By: /s/ John A. Fischer
                                   ------------------------------------
                                     Name: John A. Fischer
                                     Title: Executive Vice President

                                FORD ALLEN FUND-I, L.P.

                              By: Ford Allen, Inc.
                                   ------------------------------------
                                     its general partner




                                By: /s/ Clifford Grossman
                                   ------------------------------------
                                     Name: Clifford Grossman
                                     Title: President

                                GENMAR HOLDINGS, INC.

                                By: /s/ Roger R. Cloutier II
                                   ------------------------------------
                                     Name: Roger R. Cloutier II
                                     Title: EVP & CFO

                                       ASIACOMMERCE LLC

                                       By:       /s/ Clive Ng
                                          Name:      Clive Ng
                                          Title: